Exhibit 10.1(iii)

ANTHEM 2001 STOCK INCENTIVE PLAN

Amended and Restated January 1, 2003

1.    PURPOSE.

The purpose of this Anthem 2001 Stock Incentive Plan is to further the long term stability and financial success of Anthem, Inc. (the “Company”), and its Subsidiaries, by attracting and retaining employees through the use of cash and stock incentives and to encourage ownership in the Company by non-employee members of the Board of Directors of the Company. It is believed that ownership of Company Stock and the use of cash incentives will stimulate the efforts of those employees upon whose judgment and interests the Employers are and will be dependent for the successful conduct of their business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain employed with the Employers and will further the identification of those employees’ interests with those of the Company’s shareholders. Finally, it is believed that Options granted to non-employee members of the Board of Directors of the Company will promote long-term shareholder value and will provide non-employee members of the Board of Directors of the Company with an incentive to continue as directors of the Company. The Plan is intended to operate in compliance with the provisions of Rule 16b-3.

2.    DEFINITIONS.

As used in the Plan, the following terms have the meanings indicated:

(a)    “Act” means the Securities Exchange Act of 1934, as amended.

(b)    “Annual Meeting” means the annual meeting of shareholders at which members of the Board are routinely elected.

(c)    “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income, payroll and other withholding taxes that an Employer is required to withhold in connection with any Performance Award, any lapse of restrictions on Restricted Stock, any grant of Phantom Stock, any exercise of a Nonstatutory Stock Option or Stock Appreciation Right or any award of Non-Restricted Stock.

(d)    “Beneficial Ownership” has the meaning in Rule 13d-3 promulgated under the Act.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change of Control” means any of the following events:

(i)    the acquisition by a Group of Beneficial Ownership of 20% or more of the Company Stock, but excluding for this purpose any acquisition by the Company (or a Subsidiary) or an employee benefit plan of the Company;

(ii)    the Incumbent Board ceases to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board;

(iii)    consummation of a reorganization, merger or consolidation, in each case, in which the owners of the Company Stock do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the stock of the corporation resulting from such reorganization, merger or consolidation; or

(iv)    a complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company;

provided, however, that neither the Conversion nor the Initial Public Offering shall constitute a Change of Control for purposes of this Plan.

(g)    “Code” means the Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law.

(h)    “Code Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

(i)    “Committee” means the Compensation Committee of the Board, provided that, if any member of the Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

(j)     “Company” means Anthem, Inc., an Indiana corporation, and any successor by merger, consolidation or otherwise.

(k)    “Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 17), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(l)    “Conversion” means the transaction pursuant to which the Company’s sole shareholder at the time of approval of this Plan, Anthem Insurance Companies, Inc., converted from a mutual insurance company to a stock insurance company in accordance with Indiana Code Section 27-15 et. seq. and, as a part of that same transaction, established the Company as the parent company of Anthem Insurance Companies, Inc.

(m)    “Covered Employee” means a Participant who is a “covered employee,” as defined in Code Section 162(m).

(n)    “Date of Grant” means, with respect to eligible employees, independent contractors and consultants, the date on which an Incentive Award is granted by the Committee (or, in the case of Options granted in connection with the Initial Public Offering, the first day the Company Stock trades on the New York Stock Exchange) and, with respect to Eligible Directors, the date on which a director is awarded an Option or Restricted Stock pursuant to Section 11.

(o)    “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Incentive Awards, “Disability” or “Disabled” has the meaning contained in the Anthem Group Long-term Disability Plan as may be applicable from time to time to the particular Participant.

(p)    “Effective Date” means the date the Plan is adopted by shareholders of the Company.

(q)    “Eligible Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

(r)    “Employer” means the Company, and each Subsidiary that employs or engages one or more Participants.

(s)    “Fair Market Value” means the closing trading price of a share of Company Stock, as reported on the New York Stock Exchange as of the Date of Grant or as of any other date for which the value of Company Stock must be determined under the Plan, or with respect to grants of Incentive Awards made as of the first day the Company Stock trades on the New York Stock Exchange, the price at which shares of the Company Stock are offered to the public in the Initial Public Offering.

(t)    “Fees” means all amounts payable to an Eligible Director for services rendered as a director, including meeting fees, and committee fees, but excluding travel and other out of pocket expense reimbursements and excluding Retainer Fees.

(u)    “Group” means any individual, entity or group within the meanings of Sections 13(d)(3) or 14(d)(2) of the Act.

(v)    “Incentive Award” means, collectively, a Performance Award or the award of Restricted Stock, Phantom Stock, an Option, a Stock Appreciation Right or Non-Restricted Stock under the Plan.

(w)    “Incentive Stock Option” means an Option intended to meet the requirements of and qualify for favorable federal income tax treatment under Code Section 422.

(x)    “Incumbent Board” means individuals who constitute the Board on the date of approval of this Plan by shareholders.

(y)    “Initial Public Offering” means the registered public offering of the Company Stock that was conducted by the Company in connection with the Conversion.

(z)    “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(aa)    “New Issuance Shares” has the meaning ascribed to such term in Section 4(a).

(bb)    “Non-Restricted Stock” means Company Stock awarded pursuant to an award as provided in Section 12.

(cc)    “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code Section 422, or, even if meeting the requirements of Code Section 422, is not intended to be an Incentive Stock Option and is so designated.

(dd)    “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(ee)    “Original Issuance Shares” has the meaning ascribed to such term in Section 4(a).

(ff)    “Participant” means any employee of the Company or any Subsidiary or any individual who is an independent contractor or consultant who provides services to the Company or any Subsidiary, who receives an Incentive Award under the Plan.

(gg)    “Performance Award” means an Incentive Award made pursuant to Section 6.

(hh)    “Performance-Based Compensation” means an Incentive Award qualified as Performance-Based Compensation under Code Section 162(m).

(ii)    “Performance Criteria” means any of the following areas of performance of the Company, or any Subsidiary, as determined under generally accepted accounting principles or as publicly reported by the Company: asset growth; combined net worth; debt to equity ratio; earnings per share; revenues; investment performance; operating income (with or without investment income or income taxes); cash flow; margin; net income, before or after taxes; earnings before interest, taxes, depreciation and/or amortization; return on total capital, equity, revenue or assets; medical loss ratio; number of policyholders or insureds; quality of service metrics; customer service metrics; productivity; administrative expense management; or improved health of members. Any Performance Criteria may be used with or without adjustment for extraordinary items or nonrecurring items. The Performance Criteria shall not include or derive from the number or frequency of (1) denials of authorization for benefit coverage; or (2) reductions or limitations on hospital lengths of stay, medical services, or charges. Performance Criteria shall not be designed, construed, or used to incentivize the withholding of medically necessary services or the denial of benefits to which members are entitled.

(jj)    “Performance Goal” means if the Performance Award, Restricted Stock, or Phantom Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given Performance Award, grant of Restricted Stock, or grant of Phantom Stock that is based on one or more Performance Criteria and if the Performance Award, Restricted Stock, or Phantom Stock is not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

(kk)    “Phantom Stock” means Company Stock awarded pursuant to an award as provided in Section 8.

(ll)    “Plan” means this “Anthem 2001 Stock Incentive Plan,” as set forth herein and as amended from time to time.

(mm)    “Plan Year” means the period commencing on the date of an Annual Meeting and ending on the day before the next Annual Meeting.

(nn)    “Restricted Stock” means Company Stock awarded to Participants upon the terms and subject to the restrictions set forth in Section 7 and to Eligible Directors upon the terms and subject to the restrictions set forth in Section 11.

(oo)    “Retainer Fees” means all retainer fees paid to an Eligible Director to retain that Eligible Director to perform services as a director.

(pp)    “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(qq)    “Stock Appreciation Right” means a right to receive amounts from the Employer granted under Section 10.

(rr)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the Date of Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ss)    “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3.    GENERAL.

The following types of Incentive Awards may be granted to eligible employees, independent contractors and consultants under the Plan: Performance Awards, Restricted Stock, Phantom Stock, Options, Stock Appreciation Rights or Non-Restricted Stock. Options granted to eligible employees under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The following type of Incentive Awards may be granted to Eligible Directors under the Plan: Non-Restricted Stock, Restricted Stock and Nonstatutory Stock Options.

4.    STOCK.

(a)    Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 20,000,000 shares of Company Stock which shall be authorized shares. This 20,000,000 shares shall include (i) an aggregate of 13,000,000 shares of Company Stock for the grant of Incentive Awards to eligible employees and Eligible Directors pursuant to the amended and restated Plan (the “New Issuance Shares”); and (ii) an aggregate of 7,000,000 shares of Company Stock pursuant to the initial Plan (“Original Issuance Shares”) which were comprised of: (A) 5,000,000 shares of Company Stock for the grant of Incentive Awards to eligible employees and Eligible Directors, and (B) 2,000,000 shares of Company Stock for the grant of Options (1) to substantially all eligible employees of the Company or any Subsidiary and (2) to new eligible employees of the Company and its Subsidiaries, including employees of any business acquired by the Company or a Subsidiary.

(b)    Shares allocable to Options, Restricted Stock or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan.

(c)    Until after the date six months following the effective date of the Conversion, no Company Stock or Option may be made to any Participant under this Plan who, as of either the effective date of the Conversion or the date of grant of Company Stock or Option, is: (i) a member of the Board; (ii) a member of the Board of Directors of Anthem Insurance Companies, Inc.; or (iii) a participant in the Company’s or its Subsidiaries’ long term incentive plan.

(d)    Subject to Section 17, (i) the maximum number of New Issuance Shares that may be granted in the form of Restricted Stock, Phantom Stock, Non-Restricted Stock or Performance Awards shall not exceed an aggregate of 4,000,000 shares of Company Stock; and (ii) the maximum number of Original Issuance Shares that may be granted in the form of Restricted Stock, Phantom Stock or Non-Restricted Stock shall not exceed an aggregate of 1,000,000 shares of Company Stock.

(e)    Shares of Company Stock reserved for issuance under the Plan including, without limitation, Restricted Stock and Non-Restricted Stock, may be used by the Company, at the discretion of the Committee, to pay awards under the Anthem Annual Incentive Plan and the Anthem Long Term Incentive Plan, as both may be hereinafter amended, restated and replaced by successor plans.

5.    ELIGIBILITY.

(a)    All present and future employees, independent contractors and consultants of the Company or any Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who are expected to contribute to the successful performance of the Company or any Subsidiary shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees, independent contractors or consultants to receive Incentive Awards and to determine the nature of the award and the terms and conditions of each Incentive Award.

(b)    The grant of an Incentive Award shall not obligate an Employer to pay an employee, independent contractor or consultant any particular amount of remuneration, to continue the employment of the employee or the engagement of the independent contractor or consultant after the grant or to make further grants to the employee, independent contractor or consultant at any time thereafter.

(c)    Each Eligible Director who was not an employee of the Company or any Subsidiary for at least one year before the Date of Grant of an Option or Restricted Stock under the Plan shall be eligible to receive Nonstatutory Stock Options or Restricted Stock under Section 11. Each Eligible Director shall be eligible to receive Company Stock or Restricted Stock in lieu of Fees and Retainer Fees under Section 11 and to elect to defer receipt of Company Stock if so permitted by the Committee as provided in Section 11.

6.    PERFORMANCE AWARDS.

(a)    Each Performance Award shall be evidenced by an agreement (an “Award Agreement”) setting forth the Performance Goals for the award, the minimum, target and maximum amounts payable, the date of the award and such other terms and conditions as are applicable to the Performance Award. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(b)    The Committee shall establish for each Performance Award the amount payable at specified levels of performance, based on one or more Performance Goals. If the Performance Award is intended to comply with Code Section 162(m), any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. If the Performance Award is intended to comply with Code Section 162(m), the Committee may not increase after the conclusion of the time period described above the amount of cash or Company Stock that would otherwise be payable upon achievement of the Performance Goal(s) but may reduce or eliminate the payments as provided in a Performance Award.

(c)    The actual payments to a Participant under a Performance Award will be calculated by applying the achievement of one or more Performance Goals as established in the Award Agreement. All calculations of actual payments shall be verified by the Committee and the Committee shall, if the Performance Award is intended to comply with Code Section 162(m), certify in writing the extent, if any, to which the Performance Goals have been met.

(d)    Performance Awards will be paid in cash, Company Stock or both, at such time or times as are provided in the Award Agreement. The Committee may provide in the Award Agreement that the Participant may make a prior election to defer the payment under a Performance Award subject to such terms and conditions as the Committee may determine.

(e)    Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(f)    A Participant who receives a Performance Award payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Award. The Company Stock may be issued without cash consideration.

(g)    A Participant’s interest in a Performance Award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(h)    The Committee may, at any time and in its sole discretion, accelerate the time at which payments of a Performance Award may be made, subject to the restrictions of this Section and Code Section 162(m) if the Performance Award is intended to comply with Code Section 162(m).

(i)    Whenever payments under a Performance Award are to be made in cash to an employee, the Employer will withhold therefrom the minimum statutory amount to satisfy any Applicable Withholding Taxes. Each employee Participant shall agree, as a condition of receiving a Performance Award payable in the form of Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of the minimum statutory amount to satisfy any Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Award Agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

7.    RESTRICTED STOCK AWARDS.

(a)    The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted by the Participant, shall become an award agreement between the Employer and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)    No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

(c)    Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions lapse and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d)    The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. To the extent the award of Restricted Stock is intended to comply with Code Section 162(m), the terms and conditions shall include the achievement of a Performance Goal and to the extent that the award of Restricted Stock is intended to comply with Code Section 162(m) the award of Restricted Stock shall be governed by the provisions of Section 6. Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e)    Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions, subject to the restrictions of Section 6 as to any Performance Goal if the award is intended to comply with the requirements of Code Section 162(m).

(f)    Each employee Participant shall agree, at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, the minimum statutory amount to satisfy any Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Participant’s award agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(g)    To the extent the Restricted Stock award does not prohibit a Code Section 83(b) election, if a Participant makes an election pursuant to Section 83(b) of the Code concerning a grant of Restricted Stock, the Participant shall promptly file a copy of such election with the Company.

8.    PHANTOM STOCK AWARDS.

(a)    The Committee may make grants of Phantom Stock to Participants. Whenever the Committee deems it appropriate to grant Phantom Stock, notice shall be given to the Participant stating the number of shares of Phantom Stock granted, the Date of Grant, and the terms and conditions to which the Phantom Stock is subject. This notice, when accepted by the Participant, shall become an award agreement between the Employer and the Participant.

(b)    Phantom Stock may be issued pursuant to the Plan from time to time by the Committee and may contain such terms and conditions as the Committee may elect including, without limitation, the achievement of Performance Goals before any restrictions lapse or that the compensation to the Participant is based on an increase in the value of Company Stock. Phantom Stock awards will be paid in cash, Company Stock, or both, at such time or times as are provided in the notice.

(c)    To the extent the award of Phantom Stock is intended to comply with Code Section 162(m), the Committee shall establish Performance Goals for an award of Phantom Stock which shall be governed by Section 6. Phantom Stock will be issued only subject to the award agreement and the Plan and consistent with meeting the goal or goals set by the Committee in the award agreement. A Participant shall have no rights as a shareholder until the Company Stock is issued. Phantom Stock may be issued without cash consideration.

(d)    A Participant’s interest in a Phantom Stock award may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(e)    The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions or remove or revise any and all Performance Goals for an award of Phantom Stock, subject to the restrictions of Section 6 as to any Performance Goal if the award is intended to comply with Code Section 162(m).

(f)    Whenever payments under a grant of Phantom Stock are to be made in cash to an employee, the Employer shall withhold therefrom the minimum statutory amount to satisfy any Applicable Withholding Taxes. Each employee Participant shall agree, at the time of receiving an award of Phantom Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer, of the minimum statutory amount to satisfy any Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Participant’s Award Agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

9.    STOCK OPTIONS.

(a)    The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant (an “Option Award Notice”) stating the number of shares for which Options are granted, the Date of Grant, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 10), and the conditions to which the grant and exercise of the Options are subject. This Option Award Notice, along with the provisions of the Plan, shall define the terms and conditions of the grant of the Option. In the event of any conflict between an Option Award Notice and the Plan, the terms of the Plan shall govern.

(b)    The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c)    Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s Stock Option Agreement; provided that (A) an Option shall not be exercisable more than 10 years after the Date of Grant, and (B) the exercise provisions for Incentive Stock Options shall in all events not be more favorable than the following provisions:

(i)    No Incentive Stock Option may be exercised before the Plan is approved by the shareholders of the Company in the manner prescribed by Code section 422; and the Company Stock under the Plan is registered with the Securities and Exchange Commission; and after the first to occur of: (x) ten years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii)    An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(d)    Notwithstanding any other provision herein contained, no employee of the Company or any Subsidiary may receive an Incentive Stock Option under the Plan if such employee, on the Date of Grant, owns (as defined in Code section 424(d)) Company Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless the exercise price for such Incentive Stock Option is at least 110% of the Fair Market Value (determined at the Date of Grant) and such Incentive Stock Option is not exercisable after the date five (5) years from the Date of Grant.

(e)      Incentive Stock Options may only be granted to employees. Independent contractors, consultants and Eligible Directors are not eligible to receive Incentive Stock Options.

10.    STOCK APPRECIATION RIGHTS.

(a)    Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

(b)    The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Employer unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Employer an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii)    Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)    Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv)    A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c)    The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i)    Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Employer an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the price of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii)    A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d)    The manner in which the Employer’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock

Appreciation Right is exercised. Shares of Company Stock, issued upon the exercise of a Stock Appreciation Right, shall be valued at their Fair Market Value on the date of exercise.

11.    NON-EMPLOYEE DIRECTOR INCENTIVE AWARDS.

(a)    GENERAL. Each Eligible Director may receive grants of Options and Restricted Stock pursuant to this Section 11 of the Plan. All Options granted under this Section 11 of the Plan shall be Nonstatutory Stock Options and shall not be entitled to special tax treatment under Internal Revenue Code section 422.

(b)    OPTIONS. Each Option granted under this Section 11 of the Plan shall be evidenced by an agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

(i)    AWARD OF OPTION. Options for the purchase of shares of Company Stock may be awarded to Eligible Directors upon the satisfaction of each of the following: (A) after the date the Plan is approved by the Board, (B) after the date the Plan is approved by the shareholders in the manner prescribed by Code section 422, and (C) after the date the Company Stock under the Plan is registered with the Securities and Exchange Commission. The time of the award and the number of shares awarded shall be determined by the Board. If at any time under the Plan there are not sufficient shares of Company Stock available to permit fully the Option grants to the Eligible Directors described in this paragraph, the Option grants shall be reduced pro rata (to zero if necessary) so as not to exceed the number of shares of Company Stock available.

(ii)    OPTION EXERCISE PRICE. The Option exercise price shall be the Fair Market Value of the Company Stock on the Date of Grant.

(iii)    EXERCISE OF OPTIONS. Subject to Section 11(b)(v) below, all Options shall become exercisable as follows: one-third on the one-year anniversary of the Date of Grant; one-third on the second anniversary of the Date of Grant, and the remainder on the third anniversary of the Date of Grant. Once exercisable, all or any portion of an Option may be exercised until the earlier of:

(1)    thirty-six months of the date the Eligible Director ceases to be a director of the Company for any reason, including death or disability; or

(2)    the expiration of ten (10) years from the Date of Grant.

(iv)    METHOD OF EXERCISE. An Option may be exercised in the manner described in Section 12.

(c)    RESTRICTED STOCK. Each grant of Restricted Stock under this Section 11 of the Plan shall be evidenced by an agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions. The Board shall establish as to each award of Restricted Stock restrictions to which such Restricted Stock is subject and the terms and conditions upon which the restrictions shall lapse. The terms and conditions may include the achievement of one or more Performance Goals and may include the lapsing of such restrictions as a result of the disability of the Eligible Director, death of the Eligible Director or the cessation of the Eligible Director as a member of the Board or the occurrence of a Change of Control. Notwithstanding the foregoing, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

(d)    CHANGE OF CONTROL. Options granted to Eligible Directors shall become fully vested and exercisable upon a Change of Control. Restrictions on Restricted Stock granted to Eligible Directors shall lapse upon a Change of Control.

(e)    RECEIPT OF FEES IN STOCK

(i)    The Board may elect to pay an Eligible Director up to 100% of his or her Retainer Fees in Restricted Stock or Company Stock. The amount of Retainer Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the first day of the applicable quarter. The number of shares of Restricted Stock or Company Stock to be issued as Retainer Fees shall be determined by multiplying the applicable percentage of Retainer Fees that the Board has elected to pay an Eligible Director in Restricted Stock or Company Stock times the Retainer Fees otherwise payable for the quarter and dividing the product by the Fair Market Value of the Company Stock on the first day of the quarter. If this formula produces a fractional share, the Eligible Director may be paid in cash the Fair Market Value of the fractional share.

(ii)    An Eligible Director may elect to receive up to 100% of his or her Retainer Fees or Fees in shares of Restricted Stock or Company Stock (a “Stock Election”). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Stock Election pertains. Except as provided in this Section 11, a Stock Election may be revoked prior to the last day of any calendar quarter for all calendar quarters beginning after the revocation. A Stock Election must specify the applicable percentage of the Fees that the Eligible Director wishes to receive in shares of Restricted Stock or Company Stock (the “Designated Percentage”). If a Stock Election is made, the amount of Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the first day of the applicable quarter. The number of shares of Restricted Stock or Company Stock to be issued in lieu of the Fees shall be determined by multiplying the Designated Percentage times the Fees otherwise payable for the quarter and dividing that product by the Fair Market Value of the Company Stock on the first day of the quarter. If this formula produces a fractional share, the Eligible Director may be paid in cash the Fair Market Value of the fractional share.

(f)    WITHHOLDING.    If at any time it is determined that the Company is obligated to withhold income taxes upon the transfer of Company Stock as a result of the exercise of an Option or the lapsing of restrictions on Restricted Stock or the receipt of Retainer Fees or Fees in Company Stock by an Eligible Director, the Company shall have the right to retain or sell without notice shares of Company Stock having a Fair Market Value sufficient on such date or dates as may be determined by the Board (but not more than five business days prior to the date on which such shares would otherwise have been delivered) to cover the amount of any federal or state income tax if required to be withheld or otherwise deducted and paid, remitting any balance to the Eligible Director; provided, however, that the Eligible Director shall have the right to make other arrangements satisfactory to the Company or to provide the Company with the funds to enable it to pay such tax. Notwithstanding the foregoing, the Company shall not sell shares of Company Stock if such sale will cause the Eligible Director to incur a liability under Section 16b of the Act.

(g)    TRANSFERABILITY.    An Option granted under this Section 11 shall not be transferable by the Eligible Director otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Eligible Director only by him or her; provided that an Eligible Director may transfer any Option to members of the Eligible Directors’ immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Board. Shares of Restricted Stock granted under this Section 11 shall not be transferable until the restrictions on such shares as set forth in the Eligible Director’s award agreement have lapsed or been removed pursuant to Section 11(c) or (d). Except as specifically provided in a written agreement, no Option or Restricted Stock grant or interest therein may be transferred, assigned, pledged or hypothecated by the Eligible Director during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(h)    ADMINISTRATION.    This Section 11 of the Plan shall be administered by the Board. The Board shall have all powers necessary to administer this Section 11 of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options or Restricted Stock under this Section 11 of the Plan, to construe this Section 11 of the Plan, to determine all questions arising under this Section 11 of the Plan, and to adopt and amend rules and regulations for the administration of this Section 11 of the Plan as it may deem desirable. Any decision of the Board in the administration of this Section 11 of the Plan shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or her or any other member of the Board in connection with this Section 11 of the Plan, except for his or her own willful misconduct or as expressly provided by statute.

(i)    MODIFICATION, EXTENSION AND RENEWAL.    Subject to section 16 and except for the terms of an Option and a Restricted Stock grant contained in this Section 11, the Board shall have the power to modify, extend or renew outstanding Options and Restricted Stock grants and to authorize the grant of new Options and new Restricted Stock in substitution therefore, provided that any such action may not have the effect of altering, enhancing or impairing any rights or obligations of any person under any Option or Restricted Stock previously granted without the consent of the Eligible Director.

(j)    LIMITATION OF RIGHTS

(i)    NO RIGHT TO CONTINUE AS A DIRECTOR.    Neither the Plan nor the granting of an Option or Restricted Stock nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

(ii)    SHAREHOLDER RIGHTS.    An Eligible Director shall have no rights as a shareholder with respect to shares of Company Stock covered by his or her Options until the date of exercise of the Option. Upon the acceptance by an Eligible Director of an award of Restricted Stock such Eligible Director shall, subject to the restrictions set forth in Sections 11(c) and (g) have all of the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Except as provided in Section 17, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise of the Option or lapsing or removal of restrictions on Restricted Stock.

12.    NON-RESTRICTED STOCK.

(a)    The Committee may make grants of Non-Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Non-Restricted Stock, notice shall be given to the Participant stating the number of shares of Non-Restricted Stock granted, and the terms and conditions of any transferability restrictions to which the Non-Restricted Stock is subject. This notice, when accepted by the Participant, shall become an award agreement between the Company and the Participant.

(b)    Non-Restricted Stock may be issued pursuant to the Plan from time to time by the Committee whenever the Committee deems it appropriate with or without terms or conditions. No award of Non-Restricted Stock shall comply with Code Section 162(m).

(c)    The Committee may at any time, in its sole discretion, accelerate the time at which any or all terms or conditions relating to transferability will lapse.

(d)    Each employee Participant shall agree, at the time of receiving an award of Non-Restricted Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, the minimum statutory amount of any Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, if the Participant’s award agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

13.    METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

(a)    Options and Stock Appreciation Rights may be exercised by the Participant giving notice of the exercise to the Employer stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, and if permitted by applicable securities laws, the

Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price.

(b)    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares of Company Stock.

(c)    Each Participant shall agree, as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, the minimum statutory amount to satisfy any Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d)    As an alternative to making a cash payment to the Employer to satisfy Applicable Withholding Taxes, and to the extent permitted by applicable law, if the Option or Stock Appreciation Rights agreement so provides or the Committee subsequently authorizes, the Participant may elect (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

14.    NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS.

Options (other than Incentive Stock Options) and Stock Appreciation Rights by their terms, shall be transferable to the extent specifically provided in the Incentive Award. Incentive Stock Options granted to Participants, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant. The transferability of Options granted to Eligible Directors shall be governed by Section 11 of this Plan.

15.    EFFECTIVE DATE OF THE PLAN.

The Plan was approved by the Company’s board of directors and shareholders on July 30, 2001 and the effective date of the initial Plan is July 30, 2001. On January 27, 2003, the Board approved an amendment and complete restatement of the Plan to be effective January 1, 2003. The January 1, 2003 amended and restated Plan shall be submitted to shareholders of the Company for approval. Until (i) the January 1, 2003 amended and restated Plan has been approved by the Company’s shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, only Original Issuance Shares shall be allocated to Incentive Awards and in the event the January 1, 2003 amended and restated Plan is not approved by shareholders the initial Plan shall continue in full force and effect.

16.    TERMINATION, MODIFICATION, CHANGE.

If not sooner terminated by the Board, this Plan shall terminate at the close of business on July 29, 2011. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that no change shall be made that (i) increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17), (ii), if and to the extent required by the Code, materially modifies the requirements as to eligibility for participation in the Plan, (iii), with respect to Covered Employees, would result in payments to Covered Employees not qualifying for deductibility under Code Section 162(m) (if intended to be qualified), (iv) re-prices outstanding Options (except pursuant to Section 17), or (v) materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding two sentences, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

17.    CHANGE IN CAPITAL STRUCTURE.

(a)    In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares which may be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or grant of Restricted Stock, the Committee may adjust appropriately the number of shares covered by the Option or grant of Restricted Stock so as to eliminate the fractional shares.

(b)    If the Company is a party to a Change of Control, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c)    Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

18.    ADMINISTRATION OF THE PLAN.

Except as provided in Section 11(h), the Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)    The Committee shall have the power and complete discretion to determine (i) which eligible employees, independent contractors and consultants shall receive Incentive Awards and the nature of each Incentive Award, (ii) the terms and conditions of any Performance Award, (iii) whether all or any part of an Incentive Award shall be accelerated upon a Change of Control; (iv) the number of shares of Company Stock to be covered by each Incentive Award, (v) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (vi) when, whether and to what extent Stock Appreciation Rights shall be granted, (vii) the time or times when an Incentive Award shall be granted, (viii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (ix) when Options and Stock Appreciation Rights may be exercised, (x) whether a Disability exists, (xi) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xiii) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Employer withhold from the shares to be issued upon the exercise of an Incentive Award (other than an Incentive Option) the number of shares necessary to satisfy Applicable Withholding Taxes, (xiv) the terms and conditions applicable to Restricted

Stock and Non-Restricted Stock awards, (xv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xvi) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvii) the terms and conditions applicable to Phantom Stock awards, (xviii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)    The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)    A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

19.    NOTICE.

All notices and other communications required or permitted to be given under this Plan shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to an Employer then delivered personally to the stock plan administrator of the Company or mailed first class, postage prepaid at the principal business address of the Company to the attention of the stock plan administrator at the Company; or (b) if to any Participant then delivered personally, mailed first class, postage prepaid at the last address of the Participant known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

20.    INTERPRETATION.

The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code and the qualification of Incentive Awards as Performance-Based Compensation. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Indiana.

21.    LEGENDS.

In its sole and complete discretion, the Committee may elect to legend certificates representing Company Stock sold or awarded under the Plan to make appropriate references to the restrictions imposed on such Company Stock.

22.    TAX BENEFIT.

The Committee may, in its sole discretion, include a provision in any Nonstatutory Stock Option agreement that provides for an additional cash payment from the Company to the grantee of the Nonstatutory Stock Option as soon as practicable after the exercise date of such Nonstatutory Stock Option equal to all or a portion of the tax benefit to be received by the Company attributable to its federal income tax deduction resulting from the exercise of such Nonstatutory Stock Option.

23.    SPECIAL PROVISIONS APPLICABLE TO COVERED EMPLOYEES.

Incentive Awards to Covered Employees shall be governed by the conditions of this Section in addition to the requirements of the other provisions of the Plan. Should conditions set forth under this Section conflict with the requirements of the other provisions of the Plan, the conditions of this Section shall prevail.

(a)    Subject to Section 17, the maximum aggregate award of Restricted Stock, Options and Stock Appreciation Rights that a Participant may receive in any one Taxable Year shall be 2,000,000 shares of Company Stock.

(b)    The maximum aggregate Performance Award and award of Phantom Stock that a Participant may receive in any one Taxable Year shall not exceed $10,000,000.

(c)    All Performance Goals relating to Covered Employees for a relevant period shall be established by the Committee in writing no later than as may be permitted under Code Section 162(m).

(d)    The Performance Goals shall be objective and shall satisfy third party “objectivity” standards under Code Section 162(m).

(e)    The Performance Goals shall not allow for any discretion by the Committee as to an increase in any Incentive Award, but discretion to lower an Incentive Award is permissible.

(f)    The Incentive Award and payment of any Incentive Award shall be contingent upon the attainment of the Performance Goals that are applicable to such Incentive Award. The Committee shall certify in writing prior to payment of any such Incentive Award that such applicable Performance Goals have been satisfied. Written resolutions adopted by the Committee may be used for this purpose.

(g)    All Awards under this Plan to Covered Employees or to other Participants who may become Covered Employees at a relevant future date shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section which is to avoid the loss of deductions by the Company under Code Section 162(m).